i LOUISIANA-PACIFIC CORPORATION Index to Amended and Restated Bylaws ARTICLE I. STOCKHOLDERS’ MEETINGS Section 1. Annual Meeting Section 2. Special Meetings Section 3. Place of Meetings Section 4. Notice of Meeting Section 5. Quorum Section 6. Organization Section 7. Conduct of Business Section 8. Voting Section 9. Proxies Section 10. List of Stockholders Section 11. Inspectors Section 12. Denial of Action by Consent of Stockholders Section 13. Notice of Director Nominations. Section 14. Notice of Stockholder Proposals. Section 15. Additional Provisions Relating to the Notice of Stockholder Business and Director Nominations. ARTICLE II. BOARD OF DIRECTORS Section 1. General Powers Section 2. Number, Classification, Election and Qualification Section 3. Failure to Receive Requisite Vote Section 4. Place of Meetings Section 5. Regular Meetings Section 6. Special Meetings Section 7. Notice Section 8. Quorum and Manner of Acting Section 9. Organization Section 10. Resignations Section 11. Vacancies and Newly Created Directorships

ii Section 12. Removal of Directors Section 13. Compensation Section 14. Board and Committee Action Without Meeting Section 15. Board and Committee Telephonic Meetings Section 16. Mandatory Retirement Age ARTICLE III. EXECUTIVE AND OTHER COMMITTEES Section 1. Executive and Other Committees Section 2. General ARTICLE IV. EXCEPTIONS TO NOTICE REQUIREMENTS Section 1. Waiver of Notice Section 2. Unlawful Notice ARTICLE V. OFFICERS Section 1. Number, Election and Qualification Section 2. Resignations Section 3. Removal Section 4. Vacancies Section 5. Chairperson Section 6. Chief Executive Officer Section 7. Vice Presidents Section 8. Secretary Section 9. Treasurer Section 10. Additional Powers and Duties Section 11. Compensation ARTICLE VI. INDEMNIFICATION Section 1. General Section 2. Employee Benefit or Welfare Plan Fiduciary Liability Section 3. Persons Not to be Indemnified Under Section 2 Section 4. Advances of Expenses Section 5. Mandatory Indemnification in Certain Circumstances Section 6. Right to Indemnification upon Application; Procedure upon Application Section 7. Enforcement of Rights

iii Section 8. Bylaws as Contract; Non-Exclusivity ARTICLE VII. STOCK AND TRANSFER OF STOCK Section 1. Stock Certificates Section 2. Transfer of Shares Section 3. Regulations, Transfer Agents and Registrars Section 4. Replacement of Certificates Section 5. Fixing of Record Date ARTICLE VIII. FISCAL YEAR ARTICLE IX. SEAL ARTICLE X. AMENDMENTS ARTICLE XI. FORUM FOR ADJUDICATION OF DISPUTES

1 AMENDED AND RESTATED BYLAWS OF LOUISIANA-PACIFIC CORPORATION ARTICLE I. STOCKHOLDERS’ MEETINGS Section 1. Annual Meeting. The annual meeting of the stockholders shall be held each year on the date and at the time as shall be designated by the Board of Directors, for the election of directors and the transaction of such other business as may properly come before the meeting. The Corporation may postpone, reschedule, or cancel any annual meeting of stockholders previously scheduled. Section 2. Special Meetings. Special meetings of the stockholders for any proper purposes, unless otherwise provided by the Delaware General Corporation Law, may be called by the Chairperson or pursuant to resolution of the Board of Directors and shall be called by the Chairperson at the request in writing of a majority of the directors. The Corporation may postpone, reschedule, or cancel any special meeting of stockholders previously scheduled. Business transacted at a special meeting of stockholders shall be confined to the purpose or purposes of the meeting as stated in the notice of the meeting. Section 3. Place of Meetings. Meetings of the stockholders may be held at such places, within or without the State of Delaware, as the Board of Directors or the officer calling the same shall specify in the notice of such meeting. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held, in whole or in part, by means of remote communication as provided under the Delaware General Corporation Law. Section 4. Notice of Meeting. Written notice stating the place, day and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be given not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Chairperson, the Chief Executive Officer, the Secretary, or any other authorized person calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his, her or its address as it appears on the records of the Corporation. When a meeting is adjourned to another time or place, notice of the adjourned meeting need not be given provided that the time and place to which the meeting is adjourned and/or the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken, the adjournment is for no more than 30 days, and after the adjournment no new record date is fixed for the adjourned meeting. Notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting if all the conditions of the proviso in the preceding sentence are not met. At an adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

2 Section 5. Quorum. Holders of a majority of the outstanding shares of the Corporation entitled to vote present in person or by remote communication, if applicable, or represented by proxy, shall constitute a quorum at a meeting of stockholders except as otherwise provided by statute or in the Certificate of Incorporation. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Section 6. Organization. At each meeting of the stockholders the Chairperson, or in his or her absence or inability to act, the Chief Executive Officer, or in the absence or inability to act of the Chairperson and the Chief Executive Officer, a Vice President, or in the absence of all the foregoing, any person chosen by a majority of those stockholders present shall act as chairperson of the meeting. The Secretary, or, in his or her absence or inability to act, the Assistant Secretary or any person appointed by the chairperson of the meeting, shall act as secretary of the meeting and keep the minutes thereof. Section 7. Conduct of Business. The Board of Directors shall have authority to determine from time to time the procedures governing, and the rules of conduct applicable to, annual and special meetings of the stockholders. Except as otherwise determined by the Board of Directors prior to the meeting, the chairperson of any stockholders’ meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts, as, in the judgment of such chairperson, are necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or the chairperson of the meeting, may include, without limitation, the following: (a) the establishment of an agenda for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present at the meeting; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time allotted to questions or comments by participants; (f) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (g) removal of any stockholders or any other individual who refuses to comply with meeting rules, regulations or procedures; (h) determining whether any stockholder or any proxy may be excluded from any stockholders’ meeting based upon any determination by the chairperson in his or her sole discretion that any such person has unduly disrupted or is likely to disrupt the proceedings thereat and specifying the circumstances in which any person may make a statement or ask questions at any stockholders’ meetings; (i) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (j) rules, regulations and procedures for compliance with any federal, state or local laws or regulations, including those concerning safety, health or security; (k) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting; and (l) rules, regulations or procedures regarding the participation by means of remote communication, if any, of stockholders and proxies not physically present at a meeting.

3 Section 8. Voting. Except as otherwise provided by statute, the Certificate of Incorporation, or any certificate duly filed pursuant to Section 151 of the Delaware General Corporation Law, each stockholder shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for each share of capital stock held of record by such stockholder on the date fixed by the Board of Directors as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or if such record date shall not have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given. Except as otherwise provided by statute, these Bylaws, or the Certificate of Incorporation, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes, or when stockholders are required to vote by class by a majority of the votes of the appropriate class, cast at a meeting of stockholders by the holders of shares present in person or by remote communication, if applicable, or represented by proxy and entitled to vote on such action. Abstentions and broker non-votes shall be not counted as votes cast (but for the avoidance of doubt, abstentions and broker non-votes will be counted for purposes of establishing a quorum). Unless required by statute, or determined by the chairperson of the meeting to be advisable, the vote on any question need not be by written ballot and may be by such other means as the chairperson deems advisable under the circumstances. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by his, her or its proxy, if there be such proxy, and shall state the number of shares voted. Section 9. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act on such stockholder’s behalf by a proxy signed by such stockholder or such stockholder’s attorney-in-fact. No proxy shall be valid after the expiration of three years from the date thereof, unless otherwise provided in the proxy. Section 10. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, no later than the 10th day before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days ending on the date before the meeting date, at the Corporation’s corporate headquarters. Nothing contained in this Section 10 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list of stockholders. Section 11. Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairperson of the meeting may appoint inspectors. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or ballots, hear and determine all ministerial challenges and questions arising in connection with the right to vote, count and tabulate all votes or ballots, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairperson of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a

4 report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders. Section 12. Denial of Action by Consent of Stockholders. No action required to be taken or which may be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied. Section 13. Notice of Director Nominations. (a) Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in this Section 13 will be eligible to serve as directors. Nominations of persons for election as directors of the Corporation may be made only (i) by or at the direction of the Board of Directors (or duly authorized committee thereof) or (ii) by a stockholder who (A) has complied with all applicable requirements of this Section 13 and Section 15 of this Article in relation to such nomination at an annual meeting of stockholders, (B) was a stockholder of record of the Corporation at the time of giving the notice required by Section 15(a) of this Article and is a stockholder of record of the Corporation at the time of the annual meeting, and (C) is entitled to vote at the annual meeting. (b) Required Form for Director Nominations. To be in proper written form, a stockholder’s notice to the Secretary must set forth: (i) Information Regarding the Nominating Person. As to each Nominating Person (as such term is defined in Section 15(d)(iii) of this Article), the information set forth in Section 14(b)(i) of this Article (except that for purposes of this Section 13, the term “Nominating Person” will be substituted for the term “Proposing Person” in all places it appears in Section 14(b)(i) of this Article and any reference to “business” or “proposal” therein will be deemed to be a reference to the “nomination” contemplated by this Section 13). (ii) Information Regarding the Nominee. As to each person whom the stockholder giving notice proposes to nominate for election as a director: (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to Section 14(b)(i) if such proposed nominee were a Nominating Person; (B) all information relating to such proposed nominee that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”) to be made in connection with a general solicitation of proxies for an election of directors in a contested election (including such proposed nominee’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected); (C) all information that would be required to be disclosed pursuant to Items 403 and 404 under Regulation S-K if the stockholder giving the

5 notice or any other Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant; (D) a completed written questionnaire with respect to the identity, background and qualification of the proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire will be provided by the Secretary upon written request); and (E) a written representation and agreement (in the form provided by the Secretary upon written request) that (1) the proposed nominee is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with the proposed nominee’s ability to comply, if elected as a director of the Corporation, with the proposed nominee’s fiduciary duties under applicable law, (2) the proposed nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein or subsequently disclosed to the Corporation, (3) if elected as a director of the Corporation, the proposed nominee would be in compliance and will comply, with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Certificate of Incorporation, these Bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the Corporation generally applicable to directors (which other guidelines and policies will be provided to the proposed nominee within five business days after the Secretary receives any written request therefor from such proposed nominee), and (4) if elected as a director of the Corporation, the proposed nominee intends to serve a full term as a director of the Corporation and acknowledges that, as a director of the Corporation, such person will owe fiduciary duties under applicable law with respect to the Corporation and its stockholders. (iii) A representation from such stockholder as to whether such stockholder or other Nominating Person intends or is part of a group that intends to (A) solicit proxies or votes in support of the election of any proposed nominees in accordance with Rule 14a- 19 under the Exchange Act or (B) engage in a solicitation (within the meaning of Rule 14a-1(1) under the Exchange Act) with respect to the nomination or other business, as applicable, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation. (iv) An acknowledgement that, if such stockholder (or a qualified representative of the stockholder) does not appear in person or by proxy at the meeting to present such proposed nominee at such meeting, the Corporation need not present such proposed nominee for a vote at such meeting notwithstanding that the nomination is set forth in the notice of the meeting or other proxy materials and notwithstanding that proxies or votes in respect of the election of such proposed nominee may have been received by the Corporation (which proxies and votes shall be disregarded).

6 (c) In addition to the information required in a stockholder’s notice to the Secretary, the Corporation may require any proposed nominee to promptly, but in any event within five business days after such request (or by the day prior to the day of the annual meeting, if earlier), furnish such other information as may be reasonably required by the Corporation to determine the qualifications and eligibility of such proposed nominee to serve as a director, or other information as otherwise may be reasonably requested by the Corporation. (d) A stockholder’s compliance with the foregoing provisions of this Section 13 does not entitle the stockholder to have its nominees included in the Corporation’s proxy statement. (e) If a stockholder (or a qualified representative of the stockholder) does not appear in person or by proxy at the annual meeting to present his, her or its nomination, such nomination will be disregarded (notwithstanding that proxies or votes in respect of such nomination may have been received by the Corporation). (f) Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by applicable law, if any stockholder or other Nominating Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act and subsequently either (i) notifies the Corporation that such stockholder giving notice or other Nominating Person no longer intends to solicit proxies in support of the director nominees other than the Board of Directors’ nominees in accordance with Rule 14a-19 under the Exchange Act or (ii) fails to comply with the requirements of Rule 14a-19 under the Exchange Act (or fails to timely provide documentation reasonably satisfactory to the Corporation that such stockholder has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence), then such nomination(s) shall be disregarded and no vote on such nominee(s) proposed by such stockholder or other Nominating Person shall occur, notwithstanding that the nomination is set forth in the notice of the meeting or other proxy materials and notwithstanding that proxies or votes in respect of the election of such proposed nominee may have been received by the Corporation (which proxies and votes shall be disregarded). Upon request by the Corporation, any stockholder or any other Nominating Person that has provided notice pursuant to Rule 14a- 19(b) under the Exchange Act shall deliver to the Secretary, no later than five business days prior to the applicable meeting date, documentation reasonably satisfactory to the Corporation demonstrating that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act. (g) For the avoidance of doubt, unless required by applicable law, a nomination for director by a stockholder giving notice under this Section 13 or other Nominating Person is not properly brought before the annual meeting in accordance with these Bylaws if the Board of Directors or the chairperson of an annual meeting determines that (i) such stockholder or any other Nominating Person breached any of its agreements, representations or warranties set forth in the notice given by such stockholder or other Nominating Person or otherwise submitted pursuant to this Section 13, (ii) any of the information in such stockholder notice or otherwise submitted by such stockholder or Nominating Person was not, when provided, true, correct and complete, or (iii) any such stockholder or other Nominating Person otherwise failed to comply with its obligations pursuant to these Bylaws.

7 (h) Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors. (i) The number of nominees a stockholder may nominate for election at a meeting may not exceed the number of directors to be elected at such meeting, and for the avoidance of doubt, no stockholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in Section 15 of this Article. Section 14. Notice of Stockholder Proposals. (a) Business to Be Conducted at Annual Meeting. At an annual meeting of stockholders, only such business may be conducted as has been properly brought before the meeting. To be properly brought before an annual meeting, business (other than the nomination of a person for election as a director, which is governed by Section 13 of this Article, and to the extent applicable, Section 15 of this Article) must be (i) brought before the meeting by or at the direction of the Board of Directors (or a duly authorized committee thereof) or (ii) otherwise properly brought before the meeting by a stockholder who (A) has complied with all applicable requirements of this Section 14 and Section 15 of this Article in relation to such business, (B) was a stockholder of record of the Corporation at the time of giving the notice required by Section 15(a) of this Article and is a stockholder of record of the Corporation at the time of the annual meeting, and (C) is entitled to vote at the annual meeting. For the avoidance of doubt, the foregoing clause (ii) will be the exclusive means for a stockholder to submit business before an annual meeting of stockholders (other than proposals properly made in accordance with Rule 14a-8 under the Exchange Act and included in the notice of meeting given by or at the direction of the Board of Directors or a duly authorized committee thereof). (b) Required Form for Stockholder Proposals. To be in proper written form, a stockholder’s notice to the Secretary must set forth: (i) Information Regarding the Proposing Person. As to each Proposing Person (as such term is defined in Section 15(d)(ii) of this Article): (A) the name and address of such Proposing Person, as they appear on the Corporation’s stock transfer book; (B) the class, series and number of shares of the Corporation beneficially owned or owned of record by such Proposing Person (including any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership, whether such right is exercisable immediately or only after the passage of time); (C) a representation (1) that the stockholder giving the notice is a holder of record of stock of the Corporation entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to bring such business before the annual meeting and (2) as to whether any Proposing Person intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the Corporation entitled to vote and required to approve the proposal and, if so, identifying such Proposing Person;

8 (D) a complete and accurate description of (1) any option, warrant, convertible security, stock appreciation right or other right or interest (including any derivative securities, as defined under Rule 16a-1 under the Exchange Act), whether or not presently exercisable, with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of securities of the Corporation or with a value derived in whole or in part from the value of any class or series of securities of the Corporation, whether or not such instrument or right is subject to settlement in whole or in part in the underlying class or series of securities of the Corporation or otherwise, directly or indirectly held of record or owned beneficially by such Proposing Person, (2) each other direct or indirect right or interest that may enable such Proposing Person to profit or share in any profit derived from, or to manage the risk or benefit from, any increase or decrease in the value of the Corporation’s securities, in each case regardless of whether (x) such right or interest conveys any voting rights in such security to such Proposing Person, (y) such right or interest is required to be, or is capable of being, settled through delivery of such security, or (z) such Proposing Person may have entered into other transactions that hedge the economic effect of any such right or interest, and (3) each hedging or other transaction or series of transactions that has been entered into by or on behalf of the Proposing Person with respect to any securities of the Corporation, and any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of, any increase or decrease in the value of the Corporation’s securities, or to increase or decrease the voting power of the Proposing Person (any such right, interest, transaction or agreement referred to in this clause (D), being a “Derivative Interest”); (E) any proxy, contract, arrangement, understanding or relationship pursuant to which the Proposing Person has a right to vote any shares of the Corporation or which has the effect of increasing or decreasing the voting power of such Proposing Person; (F) any rights directly or indirectly held of record or beneficially by the Proposing Person to dividends on the shares of the Corporation that are separated or separable from the underlying shares of the Corporation; (G) any performance-related fees (other than an asset- based fee) to which the Proposing Person may be entitled as a result of any increase or decrease in the value of shares of the Corporation or Derivative Interests; (H) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14 of the Exchange Act to be made in connection with a general solicitation of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting; and (I) an acknowledgement that, if the stockholder giving the notice does not appear in person or by proxy at the meeting to present such proposed business at such meeting, the Corporation need not present such proposed business for a vote at such meeting notwithstanding that the proposed business is set forth in the notice of the meeting or other

9 proxy materials and notwithstanding that proxies or votes in respect of such proposed business may have been received by the Corporation (which proxies and votes shall be disregarded). (ii) Information Regarding the Proposal. As to each item of business that the stockholder giving the notice proposes to bring before the annual meeting: (A) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons why such stockholder or any other Proposing Person believes that the taking of the action or actions proposed to be taken would be in the best interests of the Corporation and its stockholders; (B) a description in reasonable detail of any material interest of any Proposing Person in such business and a description in reasonable detail of all agreements, arrangements and understandings among the Proposing Persons or between any Proposing Person and any other person or entity in connection with the proposal; and (C) the text of the proposal or business (including the text of any resolutions proposed for consideration and the text of any proposed Bylaw amendment). (c) A stockholder’s compliance with the foregoing provisions of this Section 14 does not entitle the stockholder to have its proposal included in the Corporation’s proxy statement and form of proxy. (d) If a stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present its proposal, such proposed business will not be transacted (notwithstanding that proxies in respect of such vote may have been received by the Corporation). For purposes of Section 13(d) of this Article and this Section 14(d), to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Section 15. Additional Provisions Relating to the Notice of Stockholder Business and Director Nominations. (a) Timely Notice. To be timely, a stockholder’s notice required by Section 13(a) of this Article or Section 14(a) of this Article must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation, with respect to the annual meeting of stockholders occurring in 2023, not less than 45 nor more than 75 calendar days prior to the first anniversary of the date on which the Corporation initially mailed or made available its proxy materials for the preceding year’s annual meeting of stockholders, and with respect to each succeeding annual meeting of stockholders beginning in 2024, not less than 90 nor more than 120 calendar days prior to the first anniversary of the date of the immediately preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30

10 calendar days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting and the 10th calendar day following the day on which public disclosure of the date of such meeting is first made. In no event will an adjournment, recess or postponement of an annual meeting (or any announcement of any such adjournment, recess or postponement) commence a new time period or extend any time period for the giving of a stockholder’s notice as described above. (b) Updating Information in Notice. A stockholder providing notice of any nomination to be made at an annual meeting pursuant to Section 13 of this Article or notice of business proposed to be brought before an annual meeting pursuant to Section 14 of this Article must further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to Section 13 of this Article or Section 14 of this Article, as applicable, is true and correct at all times up to and including the date of the meeting and any adjournment, recess or postponement thereof. Without limiting the foregoing, such stockholder shall provide an update and supplement (i) as of the record date, not later than the later of five business days after the record date for the meeting and five business days after the first public disclosure of the record date for the meeting, and (ii) as of 10 business days prior to the meeting or any adjournment, recess or postponement thereof, not later than eight business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to any adjournment, recess or postponement thereof). Such updates and supplements must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation. (c) Determinations of Form, Etc. The chairperson of any annual meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by Section 13 of this Article and this Section 15 or that a proposal was not made in accordance with the procedures prescribed by Section 14 of this Article and this Section 15, and if he or she should so determine, he or she will so declare to the meeting and the defective nomination or proposal, as applicable, will be disregarded. (d) Certain Definitions. (i) For purposes of Section 14 of this Article and this Section 15, “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Exchange Act or furnished by the Corporation to stockholders. (ii) For purposes of Section 14 of this Article and this Section 15, “Proposing Person” means (A) the stockholder providing the notice of business proposed to be brought before an annual meeting, (B) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, (C) any person acting in concert with such stockholder or beneficial owner, and (D) any Affiliate or Associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner.

11 (iii) For purposes of Section 13 of this Article and this Section 15, “Nominating Person” means (A) the stockholder providing the notice of the nomination proposed made to be at an annual meeting, (B) the beneficial owner or beneficial owners, if different, on whose behalf the notice of nomination proposed to be made at the annual meeting is made, and (C) any person acting in concert with such stockholder or beneficial owner, and (D) any Affiliate or Associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner. Section 16. Meetings by Remote Communication. If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether such meeting is to be held in a designated place or solely by means of remote communication, provided that (a) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (b) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including the opportunity to read or hear the proceedings in the meeting substantially concurrently with such proceedings and (c) if the stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation. ARTICLE II. BOARD OF DIRECTORS Section 1. General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. Section 2. Number, Classification, Election and Qualification. The number of directors of the Corporation shall be nine, but, by vote of a majority of the entire Board of Directors or amendment of these Bylaws, the number thereof may be increased or decreased to such greater or lesser number (not less than three) as may be so provided. At the first election of directors by the stockholders, the directors shall be divided into three classes; the term of office of those of the first class to expire at the first annual meeting thereafter; of the second class at the second annual meeting thereafter; and of the third class at the third annual meeting thereafter. At each annual election held after such classification and election, directors shall be elected to succeed those whose terms expire, each such newly elected director to hold office for a term of three years and until his or her successor is elected or until his or her death, resignation, retirement or removal. Except as otherwise provided by statute or these Bylaws, directors shall be elected at the annual meeting of the stockholders. Each director to be elected by stockholders will be elected as such by the vote of the majority of the votes cast by stockholders at a meeting for the election of directors at which a quorum is present, except that if in that election the number of nominees exceeds the number of directors to be elected, the directors will be elected by the vote of holders of a plurality of the shares present in person or by remote communication, if applicable, or represented by proxy at any such meeting. For purposes of this Section 2, “a majority of the votes cast” means that the number of shares voted “for” a director’s election

12 exceeds the number of votes cast “against” that director’s election. Directors need not be stockholders. Section 3. Failure to Receive Requisite Vote. If a nominee for director who is an incumbent director is not re-elected and no successor has been elected at such meeting, he or she is expected to promptly tender his or her resignation to the Chairperson and the Secretary following the certification of the stockholder vote. The Governance and Corporate Responsibility Committee will consider the tendered resignation and recommend to the Board of Directors whether to accept or reject it. The Board of Directors will act on the tendered resignation, taking into account the Governance and Corporate Responsibility Committee’s recommendation, within 90 days following the certification of the stockholder vote. The Governance and Corporate Responsibility Committee in making its recommendation, and the Board of Directors in making its decision, may consider any factors or other information that it considers appropriate and relevant, including without limitation the reasons (if any) given by stockholders as to why they voted against the director’s election, the qualifications of the tendering director, his or her contributions to the Board of Directors and the Corporation, and the results of the most recent evaluation of the tendering director’s performance by the Governance and Corporate Responsibility Committee and other members of the Board of Directors. The Board of Directors will promptly disclose publicly (a) its decision whether to accept or reject the director’s tendered resignation and (b) if the tendered resignation is rejected, the reason for such rejection. An incumbent director who failed to be re-elected by the vote of the majority of the votes cast by stockholders at a meeting for the election of directors at which a quorum is present may not vote with respect to the recommendation of the Governance and Corporate Responsibility Committee or the decision of the Board of Directors with respect to whether or not to accept his or her resignation. Section 4. Place of Meetings. Meetings of the Board of Directors may be held at such place, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice or waiver of notice of such meeting. Section 5. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders for the purpose of electing officers and the transaction of other business. The Board of Directors may provide by resolution the time and place, either within or without the State of Delaware, for holding of additional regular meetings without other notice than such resolution. Section 6. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairperson, the Chief Executive Officer or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them. Section 7. Notice. Notice of any special meeting shall be given personally or by telephone to each director at least 24 hours before the time at which the meeting is to be held or shall be mailed to each director, postage prepaid, at his or her residence or business address at least three days before the day on which the meeting is to be held; provided that, in the case of

13 any special meeting to be held by conference telephone or similar communications equipment, notice of such meeting may be given personally or by telephone to each director not less than six hours before the time at which the meeting is to be held. Except as otherwise specifically provided in these Bylaws, neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice of the meeting. Section 8. Quorum and Manner of Acting. A majority of the entire Board of Directors shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, except that one-third of the entire Board of Directors present in person at a meeting shall constitute a quorum if the Chairperson is present at the meeting. Except as otherwise specifically required by statute or the Certificate of Incorporation, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present or, if no director be present, the Secretary may adjourn such meeting to another time and place. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Except as provided in Article III of these Bylaws, the directors shall act only as a board of directors and the individual directors shall have no power as such. Section 9. Organization. At each meeting of the Board of Directors, the Chairperson (or, in his or her absence or inability to act, the Chief Executive Officer, or, in the Chief Executive Officer’s absence or inability to act or if he or she is not a director, another director chosen by a majority of the directors present) shall act as chairperson of the meeting. The Secretary (or, in his or her absence or inability to act, any person appointed by the chairperson of the meeting) shall act as secretary of the meeting and keep the minutes thereof. Section 10. Resignations. Any director of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairperson, the Chief Executive Officer, or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Section 11. Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and any director so chosen shall hold office until the next election of the class for which such director has been chosen and until his or her successor is elected and qualified, or until his or her earlier resignation or removal. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies. Section 12. Removal of Directors. All or any number of the directors may be removed at any time, but only for cause and only by the affirmative vote of the holders of at least 75

14 percent of the outstanding Common Stock of the Corporation at a meeting of the stockholders expressly called for that purpose. A vacancy in the Board of Directors caused by any such removal may be filled by such stockholders at such meeting, or if the stockholders shall fail to fill such vacancy, as in these Bylaws provided. Section 13. Compensation. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity, provided, no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor, except to the extent the listing standards of the New York Stock Exchange provide otherwise. Section 14. Board and Committee Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee. Section 15. Board and Committee Telephonic Meetings. A director or a member of a committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting. Section 16. Mandatory Retirement Age. The date upon which a director shall retire from service as a director of this Corporation shall be the date of the next annual meeting of stockholders following the date the director attains age 75 and no person who has attained the age of 75 shall become a nominee for election as a director of the Corporation. ARTICLE III. EXECUTIVE AND OTHER COMMITTEES Section 1. Executive and Other Committees. The Board of Directors may, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In addition, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation (if any) to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing these Bylaws. Each committee shall keep written minutes of its proceedings and shall report such minutes to the Board of

15 Directors when required. All such proceedings shall be subject to revision or alteration by the Board of Directors, provided, however, that third parties shall not be prejudiced by such revision or alteration. Section 2. General. A majority of any committee may determine its action and establish the time, place and procedure for its meetings, unless the Board of Directors shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Article II, Section 7 or as the Board of Directors may otherwise provide. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors. ARTICLE IV. EXCEPTIONS TO NOTICE REQUIREMENTS Section 1. Waiver of Notice. Whenever notice is required to be given under these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting in person, by remote communication, if applicable, or by proxy shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice. Section 2. Unlawful Notice. Whenever notice is required to be given under these Bylaws to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice has been duly given. ARTICLE V. OFFICERS Section 1. Number, Election and Qualification. The elected officers of the Corporation shall be a Chairperson, a Chief Executive Officer, one or more Vice Presidents (one or more of whom may be designated Executive Vice President or Senior Vice President), a Secretary, and a Treasurer. Such officers shall be elected from time to time by the Board of Directors, each to hold office until the meeting of the Board of Directors following the next annual meeting of the stockholders and until his or her successor is elected and qualified, or until his or her earlier resignation or removal. The Chairperson shall be elected from among the directors. The Board of Directors may from time to time appoint such other officers (including a Chairperson of the Executive Committee, a President, a Controller and one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers), and such

16 agents, as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties as may be prescribed by the Board of Directors and shall hold office during the pleasure of the Board of Directors. Any two or more offices may be held by the same person. No person who is serving as an officer or director of Georgia-Pacific Corporation shall concurrently serve as an officer of the Corporation. Section 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairperson, the Chief Executive Officer, or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Section 3. Removal. Any officer or agent of the Corporation may be removed either with or without cause, at any time, by the Board of Directors, except that a vote of a majority of the entire Board of Directors shall be necessary for the removal of an elected officer. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Section 4. Vacancies. A vacancy in any office may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these Bylaws for the regular election or appointment of such office. Section 5. Chairperson. The Chairperson shall preside, when present, at all meetings of the stockholders and of the Board of Directors and, in the absence of the Chairperson of the Executive Committee, at all meetings of the Executive Committee. The Chairperson shall have general power to execute bonds, deeds and contracts in the name of the Corporation and to affix the corporate seal (if any); to sign stock certificates; and such other powers as may be vested in him or her by the Board of Directors. In the absence or disability of the Chairperson, his or her duties shall be performed and his or her powers shall be exercised by the Chief Executive Officer or, in the Chief Executive Officer’s absence or inability to act or if he or she is not a director, another director chosen by a majority of the directors present. Section 6. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the direction of the Board of Directors and to such supervisory powers, if any, as may be given by the Board of Directors to the Chairperson, he or she shall have general direction and control over the operations of the Corporation and over the management of its business, properties, and affairs. The Chief Executive Officer shall have general power to execute bonds, deeds and contracts in the name of the Corporation and to affix the corporate seal (if any); to sign stock certificates; to remove or suspend such employees or agents as shall not have been elected or appointed by the Board of Directors; and such other powers or duties as may be prescribed by the Board of Directors or these Bylaws. Section 7. Vice Presidents. The several Vice Presidents shall perform all such duties and services as shall be assigned to or required of them from time to time, by the Board of Directors or the Chief Executive Officer, respectively, and unless their authority be expressly limited shall act in the order of their election in the place of the Chief Executive Officer,

17 exercising all his or her powers and performing his or her duties, during his or her absence or disability. The Board of Directors however, may from time to time designate the relative positions of the Vice Presidents of the Corporation and assign to any one or more of them such particular duties as the Board of Directors may think proper. Section 8. Secretary. The Secretary shall attend to the giving of notice of all meetings of stockholders and of the Board of Directors and shall record all of the proceedings of such meetings in a book to be kept for that purpose. The Secretary shall have charge of the corporate seal (if any) and have authority to attest any and all instruments or writings to which the same may be affixed. The Secretary shall keep and account for all books, documents, papers and records of the Corporation, except those which are hereinafter directed to be in charge of the Treasurer. The Secretary shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence of the Secretary, an Assistant Secretary or Secretary pro tempore shall perform the Secretary’s duties. Section 9. Treasurer. The Treasurer shall have the care and custody of all moneys, funds and securities of the Corporation, and shall deposit or cause to be deposited all funds of the Corporation in and with such depositaries as shall, from time to time, be designated by the Board of Directors or by such officers of the Corporation as may be authorized by the Board of Directors to make such designation. The Treasurer shall have power to sign stock certificates; to indorse for deposit or collection, or otherwise, all checks, drafts, notes, bills of exchange or other commercial paper payable to the Corporation, and to give proper receipts or discharges therefor. The Treasurer shall keep all books of account relating to the business of the Corporation, and shall render a statement of the Corporation’s financial condition whenever required so to do by the Board of Directors, the Chairperson or the Chief Executive Officer. In the absence of the Treasurer, the Board of Directors shall appoint an Assistant Treasurer to perform the Treasurer’s duties. Section 10. Additional Powers and Duties. In addition to the foregoing enumerated duties and powers, the several officers of the Corporation shall perform such other duties and exercise such further powers as may be provided by these Bylaws or as the Board of Directors may from time to time determine or as may be assigned to them by any competent superior officer. Section 11. Compensation. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation, but any such officer who shall also be a director shall not have any vote in the determination of the amount of compensation paid to him or her. ARTICLE VI.INDEMNIFICATION Section 1. General. The Corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto against all expenses (including, without limitation,

18 attorneys’ fees), judgments, fines (including excise taxes) and amounts paid in settlement (collectively, “Losses”) incurred in connection with any action, suit, or proceeding, whether threatened, pending, or completed (collectively, “Proceedings”) to which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding initiated by such person only if such Proceeding was authorized by the Board of Directors of the Corporation. Section 2. Employee Benefit or Welfare Plan Fiduciary Liability. In addition to any indemnification pursuant to Section 1 of this Article, but subject to the express exclusions set forth in Section 3 of this Article, the Corporation shall indemnify any natural person who is or was serving at the direction or request of the Corporation in a fiduciary capacity with respect to an employee benefit or welfare plan covering one or more employees of the Corporation or of an affiliate of the Corporation, or who is or was performing any service or duty on behalf of the Corporation with respect to such a plan, its participants or beneficiaries, against all Losses incurred by such person in connection with any Proceeding arising out of or in any way connected with such service or performance, to the extent such Losses are insurable under applicable law but are not covered by collectible insurance or indemnified pursuant to Section 1 of this Article. This Section is intended to provide a right to indemnification as permitted by Section 145(f) of the Delaware General Corporation Law. Section 3. Persons Not to be Indemnified Under Section 2. No indemnification shall be made under Section 2 of this Article to any person (other than an employee of the Corporation or of an affiliate of the Corporation) who was or is acting as a lawyer, accountant, actuary, investment adviser or arbitrator with respect to an employee benefit or welfare plan against any expense, judgment, fine or amount paid in settlement incurred by such person in connection with any action, suit or proceeding arising out of or in any way connected with his or her actions in such capacity. No indemnification shall be made under Section 2 of this Article to any person determined (in the manner prescribed by Section 145(d) of the Delaware General Corporation Law) to have participated in, or to have had actual knowledge of and have failed to take appropriate action with respect to, any violation of any of the responsibilities, obligations or duties imposed upon fiduciaries by the Employee Retirement Income Security Act of 1974 or amendments thereto or by the common or statutory law of the United States of America or any state or jurisdiction therein, knowing such in either case to have been a violation of such responsibilities, obligations or duties. Section 4. Advances of Expenses. Except as limited by the other provisions of this Section, the Corporation shall pay promptly (and in any event within 60 days of receipt of the written request of the person who may be entitled to such payment) all expenses (including but not limited to attorneys’ fees) incurred in connection with any Proceeding by any person who may be entitled to indemnification under Sections 1 or 2 of this Article in advance of the final disposition of such Proceeding. Notwithstanding the foregoing, any advance payment of expenses on behalf of a director or officer of the Corporation shall be, and if the Board of Directors so elects, any advance payment of expenses on behalf of any other person who may be entitled to indemnification under Sections 1 or 2 of this Article may be, conditioned upon the

19 receipt by the Corporation of an undertaking by or on behalf of such director, officer, or other person to repay the amount advanced in the event that it is ultimately determined that such director, officer, or person is not entitled to indemnification; provided that such advance payment of expenses shall be made without regard to the ability to repay the amounts advanced. Notwithstanding the foregoing, no advance payment of expenses shall be made by the Corporation if a determination is reasonably and promptly made by a majority vote of directors who are not parties to such Proceeding, even though less than a quorum, or if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, that, based upon the facts known to such directors or counsel at the time such determination is made following due inquiry, (a) in the case of a person who may be entitled to indemnification under Section 1, such person did not act in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal proceeding, such person had reasonable cause to believe his or her conduct was unlawful, or (b) in the case of a person who may be entitled to indemnification under Section 2, such person is not entitled to indemnification under the standard set forth in the second sentence of Section 3. Nothing in this Article VI shall require any such determination to be made as a condition to making any advance payment of expenses, unless the Board of Directors so elects. Section 5. Mandatory Indemnification in Certain Circumstances. To the extent that a director, officer, employee, or agent has been successful on the merits or otherwise in the defense of any Proceeding referred to Section 1 or Section 2 of this Article, or in the defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. Section 6. Right to Indemnification upon Application; Procedure upon Application. Any indemnification under Sections 1 or 2 shall be made promptly, and in any event within 60 days of receipt of the written request of the person who may be entitled thereto following the conclusion of such person’s participation in any Proceeding or which indemnity is sought, unless with respect to such written request, a determination is reasonably and promptly made by a majority vote of directors who are not parties to the Proceeding, even though less than a quorum, or if there are no such directors, or if such directors so direct, by independent legal counsel that, based upon the facts known to such directors or counsel at the time such determination is made following due inquiry, (a) in the case of a person who may be entitled to indemnification under Section 1, such person did not act in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal proceeding, such person had reasonable cause to believe his or her conduct was unlawful, or (b) in the case of a person who may be entitled to indemnification under Section 2, such person is not entitled to indemnification under the standard set forth in the second sentence of Section 3. Section 7. Enforcement of Rights. The right to indemnification or to an advance of expenses as granted by this Article shall be enforceable by any person entitled thereto in any court of competent jurisdiction, if the Board of Directors or independent legal counsel denies the claim, in whole or in part, or if no disposition of such claim is made within 100 days of receipt by the Board of Directors of such person’s written request for indemnification or an advance of expenses. Such person’s expenses (including but not limited to attorneys’ fees) incurred in connection with successfully establishing his or her right to indemnification or an advance of

20 expenses, in whole or in part, in any such proceedings shall also be indemnified by the Corporation. Section 8. Bylaws as Contract; Non-Exclusivity. All rights to indemnification and advances or expenses under this Article shall be deemed to be provided by a contract between the Corporation and each person entitled thereto. Any repeal or modification of these Bylaws shall not impair or diminish any rights or obligations existing at the time of such repeal of modification. The rights granted by this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification or an advance of expenses may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. The rights granted by this Article VI shall extend to the estate, heirs or legal representatives of any person entitled to indemnification or an advance of expenses hereunder who is deceased or incompetent. ARTICLE VII. STOCK AND TRANSFER OF STOCK Section 1. Stock Certificates. Every holder of stock in this Corporation shall be entitled to have a certificate, in such form as shall be approved by the Board of Directors, certifying the number of shares of stock of this Corporation owned by him or her signed by or in the name of this Corporation by the Chairperson, or the Chief Executive Officer or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer. Any of or all the signatures on the certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. Section 2. Transfer of Shares. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his, her or its attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent, and on surrender of the certificate or certificates for such shares properly indorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation may hold any such stockholder of record liable for calls and assessments and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person whether or not it shall have express or other notice thereof. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be stated in the entry of the transfer if, when the certificates are presented for transfer, both the transferor and transferee request the Corporation to do so. Section 3. Regulations, Transfer Agents and Registrars. The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem

21 expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint and change from time to time one or more transfer agents and one or more registrars and may require all certificates for shares of stock to bear the signatures of any of them. Section 4. Replacement of Certificates. In the event of the loss, theft, mutilation or destruction of any certificate for shares of stock of the Corporation, a duplicate thereof may be issued and delivered to the owner thereof, provided he or she makes a sufficient affidavit setting forth the material facts surrounding the loss, theft, mutilation or destruction of the original certificates and gives a bond to the Corporation, in such sum limited or unlimited, and in such form and with such surety as the Board of Directors may authorize indemnifying the Corporation, its officers and, if applicable, its transfer agents and registrars, against any losses, costs and damages suffered or incurred by reason of such loss, theft, mutilation or destruction of the original certificate and replacement thereof. Section 5. Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. ARTICLE VIII. FISCAL YEAR The fiscal year of the Corporation shall be the calendar year. ARTICLE IX. SEAL The Board of Directors may provide a corporate seal, which shall be in such form as the Board of Directors shall determine. ARTICLE X. AMENDMENTS These Bylaws may be amended or repealed, or new Bylaws may be adopted, at any annual or special meeting of the stockholders, by the affirmative vote of the holders of at least 75 percent of the outstanding Common Stock of the Corporation; provided, however, that the notice of such meeting shall have been given as provided in these Bylaws, which notice shall mention that amendment or repeal of these Bylaws, or the adoption of new Bylaws, is one of the purposes of such meeting. These Bylaws may also be amended or repealed or new Bylaws may be adopted, by the Board of Directors by the vote of two-thirds of the entire Board of Directors.

22 ARTICLE XI. FORUM FOR ADJUDICATION OF DISPUTES Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (3) an action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or these Bylaws (as either may be amended from time to time), or (4) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction the federal district court for the District of Delaware). If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (1) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (2) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.